                     CONSULTING GROUP CAPITAL MARKETS FUNDS
                          INVESTMENT ADVISORY AGREEMENT

                                                                  August 1, 2002

Deutsche Asset Management Investment Services Limited
One Appold Street
London EC2A 2UU
England

Ladies and Gentlemen:

         Under an agreement (the "Management Agreement") between the Consulting Group Capital Markets Funds, a Massachusetts business trust (the "Trust"), and Smith Barney Fund Management LLC, (the "Manager"), the Manager serves as the Trust's investment manager and has the responsibility of evaluating, recommending, supervising and compensating investment advisers to each series of the Trust.

         The Manager hereby confirms its agreement with Deutsche Asset Management Investment Services Limited (the "Adviser") with respect to the Adviser's serving as an investment adviser of International Equity Investments (the "Portfolio"), a series of the Trust, as follows:

         Section 1.        Investment Description; Appointment

         (a) The Trust desires to employ the Portfolio's capital by investing and reinvesting in investments of the kind and in accordance with the investment objectives, policies and limitations specified in its Master Trust Agreement dated April 12, 1991, as amended from time to time (the "Trust Agreement"), in the prospectus (the "Prospectus") and in the statement of additional information (the "Statement of Additional Information") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-1A, as amended from time to time (the "Registration Statement"), and in the manner and to the extent as may from time to time be approved in the manner set forth in the Trust Agreement and any amendments thereto. Copies of the Trust's Prospectus, the Statement of Additional Information and the Trust Agreement have been or will be submitted to the Adviser.

         (b) The Manager, with the approval of the Trust, hereby appoints the Adviser to act as an investment adviser to the Portfolio for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         Section 2.        Portfolio Management Duties

         (a) Subject to the supervision of the Manager and the Trust's Board of Trustees, the Adviser will (i) manage the portion of the Portfolio's assets allocated to the Adviser by the Manager and subject to the review of the Board of Trustees ("Allocated Assets") in accordance with the Portfolio's investment objectives, policies and limitations as stated in the Trust's Prospectus and Statement of Additional Information, as provided by the Manager; (ii) make investment decisions with respect to Allocated Assets; and (iii) place orders to purchase and sell securities and, where appropriate, commodity futures contracts and options of any type with respect to Allocated Assets.

         (b) The Adviser will keep the Trust and the Manager informed of developments materially affecting the Portfolio and shall, on the Adviser's own initiative, furnish to the Trust and the Manager from time to time whatever information the Adviser believes appropriate for this purpose.

         (c) The Adviser agrees that, with respect to the management of the Allocated Assets, it will comply with applicable provisions of the Investment Company Act of 1940, as amended (the "Act"), and all rules and regulations thereunder, all applicable federal and state laws and regulations and with any applicable procedures adopted by the Trust's Board of Trustees, provided in writing or such other means as they may agree, to the Adviser.

         (d) The Manager will provide to the Adviser at the end of each calendar month a list (the "Monthly List") of the securities comprising the Allocated Assets as of such month end. The Adviser agrees that it will review the Monthly List and promptly alert the Manager's controller, by facsimile at (212) 801-2562 or such other means as they may agree, as to any discrepancies between the Adviser's records of such holdings and the Monthly List. Upon the specific request of the Manager, the Adviser shall provide to the Manager the Adviser's opinion as to the value of a security included in the Allocated Assets in order to assist the Manager, or the Trust's Board of Trustees, as the case may be, in determining the value of such security.

         Section 3.        Brokerage and Dealing

         (a) The Adviser agrees that it will place orders pursuant to its investment determinations with respect to Allocated Assets either directly with the issuer or with brokers or dealers selected by it in accordance with the standards specified in paragraphs (b) and (c) of this Section 3. The Adviser may, but need not, place orders with respect to Allocated Assets with (i) the Manager or its affiliates (ii) the Adviser or its affiliates or (iii) any other adviser to the Portfolio or its affiliates, in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, Section 17(e) of the Act and Rule 17e-1 thereunder and other applicable laws and regulations.

         (b) In placing orders with brokers and dealers, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis.

         (c) In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust and/or other accounts over which the Adviser or an affiliate exercise investment discretion. In connection with underwritten fixed-price new issues of securities, the Adviser may receive new issue credits from managers or members of the underwriting syndicate for research services (as defined above). In connection with agency transactions, the Adviser may cause the Portfolio to pay to a broker-dealer a commission in excess of that another broker-dealer may charge for the same transaction, if the Adviser determines in good faith that the commission charged is reasonable in relation to the value of brokerage and research services (as defined above) provided by such broker, viewed either in terms of the particular transaction or the Adviser's overall responsibilities with respect to accounts over which the Adviser exercises investment discretion.

         (d) Subject to the Rules of the Financial Services Authority ("FSA") in the United Kingdom, as amended, supplemented or replaced from time to time ("FSA Rules"), the Adviser may aggregate transactions for the Allocated Assets with those of other clients and of its employees and of any members of a group of companies controlled by Deutsche Bank AG ("Group Companies") and their employees. The Manager recognizes that each individual aggregated transaction may operate to the advantage or disadvantage of the Manager. When an Allocated Assets transaction has been aggregated, the Manager agrees that the relevant investment must be allocated to the Allocated Assets within the number of business days of the transaction as required under the FSA Rules.

         Section 4.        Information Provided to the Manager and the Trust

         (a) The Adviser agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Portfolio to assist the Manager and the Trust in monitoring compliance with the Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as well as other applicable laws. The Adviser will furnish the Trust's Board of Trustees with respect to the Portfolio such periodic and special reports as the Manager and the Board of Trustees may reasonably request.

         (b) The Adviser agrees that it will immediately notify the Manager and the Trust in the event that the Adviser: (i) becomes subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority which may have a material impact on the Manager, the Trust or the Allocated Assets. The Adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct and contain no material misstatement or omission, and it further agrees to notify the Manager and the Trust's Administrator immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Prospectus or Statement of Additional Information of the Trust, or any amendment or supplement thereto, or any statement contained therein that becomes untrue in any material respect.

         (c) The Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Adviser's registration under the Advisers Act on Form ADV, as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading. The Adviser agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Adviser acknowledges that it is an "investment adviser" to the Portfolio within the meaning of the Act and the Advisers Act.

         Section 5.        Books and Records

         In compliance with the requirements of Rule 31a-3 under the Act, the Adviser hereby agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust copies of any such records upon the Trust's request, subject to retaining such copies for legal, regulatory, audit or proper record keeping purposes. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records required to be maintained by paragraphs (b) (5), (b) (6), (b) (7), (b) (9), (b) (10) and (f) of Rule 31a-1
under the Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in that Rule.

         Section 6.        Compensation

         (a) In consideration of services rendered pursuant to this Agreement, the Manager will pay the Adviser a fee that is computed daily and paid monthly at the annual rate of 0.45%, multiplied by the average daily value of Allocated Assets (the "Portfolio Advisory Fee").

         (b) The Portfolio Advisory Fee for the period from the date of this Agreement becomes effective to the end of the month during which this Agreement becomes effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         (c) For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the time and in the manner specified in the Trust's Prospectus and/or the Statement of Additional Information.

         Section 7.        Costs and Expenses

         During the term of this Agreement, the Adviser will pay all expenses incurred by it and its staff in connection with the performance of its services under this Agreement.

         Section 8.        Standard of Care

         The Adviser shall exercise its reasonable best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Portfolio to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. The Adviser shall be responsible solely for the management of the Allocated Assets, and the Adviser's compliance with the Act, rules and regulations thereunder, other federal and state laws, and written procedures of the Trust's Board of Trustees will be determined solely by reference to the Allocated Assets. The Adviser shall have no liability with respect to the actions of any other investment adviser to the Portfolio and shall not be charged with knowledge of the holdings or transaction of any position of the Portfolio other than the Allocated Assets.

         Section 9.        Services to Other Companies or Accounts

         (a) It is understood that the services of the Adviser are not exclusive, and nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the Trust) or from engaging in other activities.

         (b) When the Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Adviser recommends the purchase or sale of the same security for the Trust, it is understood that in light of its fiduciary duty to the Trust such transactions will be executed on a basis that is fair and equitable to the Trust.

         (c) The Trust and the Manager understand and acknowledge that the persons employed by the Adviser to assist in the performance of its duties under this Agreement will not devote their full time to that service; nothing contained in this Agreement will be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         Section 10.       Duration and Termination

         (a) This Agreement shall become effective on August 1, 2002 and shall continue for two years from that date, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or
(ii) a vote of a majority of the Portfolio's outstanding voting securities (as defined in the Act), provided that the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust, by vote cast in person at a meeting called for the purpose of voting on such approval.

         (b) Notwithstanding the foregoing, this Agreement may be terminated (i) by the Manager at any time without penalty, upon written notice to the Adviser and the Trust, (ii) at any time without penalty by the Trust, upon the vote of a majority of the Trust's Trustees or by vote of the majority of the Trust's outstanding voting securities, upon written notice to the Manager, Adviser and the Trust or (iii) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Manager and the Trust.

         (c) This Agreement will terminate automatically in the event of its assignment (as defined in the Act and in rules adopted under the Act).

         Section 11.       Amendments

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in accordance with applicable law.

         Section 12.       Limitation of Liability

         The Manager and Adviser agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Board members, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust individually, but are binding only upon the assets and property of the Portfolio, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been duly authorized by the Manager and the Adviser, and signed by an authorized officer of each acting as such.

         Section 13.       Notices

         Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

         If to the Manager:      Smith Barney Fund Management LLC
                                 300 First Stamford Place, 4th Floor
                                 Stamford, CT  06902
                                 Fax:  (203) 890-7066
                                 Attention:  Christina T. Sydor, Esq.
                                 General Counsel and Corporate Secretary

         If to the Adviser:      Deutsche Asset Management Investment
                                 Services Limited
                                 One Appold Street
                                 London EC2A 2UU
                                 England
                                 Fax:  44-207-545-7700
                                 Attention:  Alex Tedder
                                 Title: Director

         Section 14.       Force Majeure

         The Adviser shall not in any event have any liability to the Manager to the extent that performance of its obligations is prevented or impeded as a consequence of any circumstances beyond its reasonable control.

         Section 15.       Conflicts

         Group Companies are involved in many different commercial activities and the Adviser acts for a wide range of clients, some of which may have similar objectives to those of the Manager. Subject always to the overriding principle of best execution, the Adviser shall have discretion to effect, without prior reference to the Manager, transactions in which the Adviser or a Group Company has directly or indirectly a material interest or a relationship of any description with another party which may involve a potential conflict with the Adviser's duty to the Manager. Nothing in this Agreement shall prevent the Adviser or a Group Company entering transactions with or for the Manager, including programme trades, acting as both market-maker and broker, principal or agent, dealing with other Group Companies and other clients, and generally effecting transactions as provided above, to which the Manager consents accordingly. Neither the Adviser nor any Group Company shall be liable to account to the Manager for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions. A statement giving examples of actual or potential material interests and conflicts which may arise will be made available by the Adviser to the Manager on its request.

         Section 16.       Representations of the Manager

The Manager represents, warrants and agrees as follows:

           (a) it has the authority to enter into this Agreement, and that it has taken all steps necessary to appoint the Adviser to perform the services envisaged in this Agreement;

           (b) it is duly authorized and empowered to perform its duties and obligations hereunder and that the terms of this Agreement do not constitute a breach of any obligations by which the Manager is bound whether arising by contract, operation of law or otherwise;

           (c) the assets comprising the Allocated Assets are and will remain free of all liens, charges and other encumbrances, and that the Manager is absolutely entitled to pass ownership of Allocated Assets with full title guarantee as if it were beneficially entitled thereto;

           (d) as a condition of the provision of services by the Adviser hereunder, it will produce to the Adviser such documents as it may require as evidence of the Manager's authority to enter into this Agreement, and will forthwith advise the Adviser of any variation of or supplements to such documents; and

           (e) it will notify the Adviser promptly if there is any material change in any of the above information or to its circumstances generally, and will provide such other relevant information as the Adviser may from time to time reasonably require in order to fulfil its legal, regulatory and contractual obligations. The Manager acknowledges that a failure to provide such information may adversely affect the quality of the services that the Adviser may provide.

         Section 17.       Confidentiality

         The Adviser shall keep confidential any information concerning the Manager and shall disclose such information only if the Manager has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or by law or for the purposes of the proper performance of this Agreement. The Adviser may collect, use and disclose personal data about the Manager, or individuals associated with the Manager, so that the Adviser can carry out its obligations to the Manager and for other related purposes, including monitoring and analysis of their business, crime prevention, legal and regulatory compliance. The Adviser may also transfer such personal data to any country for any purpose set out above.

         Section 18.       Classification

         The Manager is classified as an Intermediate Customer under the FSA Rules.

         Section 19.       Complaints

         The Adviser maintains procedures in accordance with the FSA Rules for the effective consideration and handling of customer complaints. Complaints will be considered promptly by a senior executive of the Adviser who is not personally involved in the subject matter of the complaint.

         Section 20.       Miscellaneous

         (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the Act, the Advisers Act, or rules or orders of the SEC thereunder.

         (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions thereof or otherwise affect their construction or effect.

         (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         (d) Nothing herein shall be construed as constituting the Adviser as an agent of the Trust or the Manager.



If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                   SMITH BARNEY FUND MANAGEMENT LLC


                                   By:  ___________________________
                                        Name: Christina T. Sydor
                                        Title: General Counsel and Secretary




Accepted:

Deutsche Asset Management Investment Services Limited

By:  ______________________________
     Name:
     Title: